As filed with the Securities and Exchange Commission on May 16, 1997.
                                            Registration  No.  ________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TRITON ENERGY LIMITED
            (Exact name of registrant as specified in its charter)




    CAYMAN ISLANDS                            None
                                          -------------------
(State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)         Identification No.)

    Caledonian House
       Mary Street
     P. O. Box 1043
      George Town                               None
   Grand Cayman, Cayman Islands           -------------------
                (Zip Code)
(Address of principal executive offices)




                         1997 SHARE COMPENSATION PLAN
                          (Full title of the plans)
                            Robert B. Holland, III
                          Triton Energy Corporation
                        6688 North Central Expressway
                                  Suite 1400
                             Dallas, Texas  75206
                   (Name and address of agent for service)
                                (214) 691-5200
                         (Telephone number, including
                       area code, of agent for service)
                         ___________________________





                                          CALCULATION OF REGISTRATION FEE



                                                Proposed Maximum      Proposed Maximum
Title of Securities               Amount to be  Offering Price Per    Aggregate Offering      Amount of
 to be Registered                  Registered      Share (1)             Price (1)          Registration Fee
--------------------------------  ------------  --------------------  --------------------  -----------------
Ordinary Shares,

 .01 par value per                 1,000,000         $ 40.19              $ 40,190,000        $ 12,178.79
share
--------------------------------




(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Ordinary Shares, as reported by the New York Stock Exchange, on May 12, 1997.

     Pursuant to Rule 429 of the Securities Act of 1933, as amended, the Prospectus herein also relates to Ordinary Shares registered on Form S-8 (No. 333-08005) issuable pursuant to the Company's Second Amended and Restated 1992 Stock Option Plan and Amended and Restated 1985 Restricted Stock Plan and with respect to which the requisite filing fee has previously been paid; Ordinary Shares registered on Form S-8 (No. 33-27203) issuable pursuant to the
Company's 1989 Stock Option Plan and with respect to which the requisite filing fee has previously been paid; Ordinary Shares registered on Form S-8 (No. 2-80978) issuable pursuant to the Company's 1981 Employee Nonqualified Stock Option Plan and with respect to which the requisite filing fee has previously been paid; Ordinary Shares registered on Form S-8 (No. 33-4042) issuable pursuant to the Company's 1985 Stock Option Plan and Amended and Restated Restricted Stock Plan and with respect to which the requisite filing fee has previously been paid; and Ordinary Shares registered on Form S-8 (No. 33-51691) issuable pursuant to the Company's Amended and Restated 1992 Stock Option Plan, Amended and Restated 1986 Convertible Debenture Plan and 401(k) Savings Plan and with respect to which the requisite filing fee has previously been paid.



PROSPECTUS
                               ORDINARY SHARES*

                            TRITON ENERGY LIMITED

     This Prospectus has been prepared by Triton Energy Limited, a Cayman Islands company (the "Company"), for use upon resale by certain directors and executive officers of the Company (the "Selling Shareholders") of Ordinary Shares, par value $0.01 per share ("Ordinary Shares"), of the Company. The Selling Shareholders have acquired and/or may in the future acquire the Ordinary Shares from the Company pursuant to the provisions of the Company's 1997 Share Compensation Plan, Second Amended and Restated 1992 Stock Option Plan, Amended and Restated 1986 Convertible Debenture Plan, Amended and Restated 1985 Restricted Stock Plan, 1989 Stock Option Plan, 1985 Stock Plan and 401(k) Savings Plan (collectively referred to herein as the "Plans"), including upon the exercise of options and the conversion of debentures (collectively, "Options") granted to the Selling Shareholders pursuant to the terms of certain of such Plans.

     It is anticipated that the Selling Shareholders directly, through agents designated from time to time, or through brokers, dealers or underwriters also to be designated, may sell the Ordinary Shares from time to time on terms to be determined at the time of sale. To the extent required, the specific Ordinary Shares to be sold, purchase price, public offering price, names of any such agent, broker, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Ordinary Shares of the Company are traded on the New York Stock Exchange (the "NYSE") under the symbol "OIL," and may be sold from time to time by the Selling Shareholders either directly in private transactions, or through one or more brokers or dealers on the NYSE, at such prices and upon such terms as may be obtainable.

     Upon any sale of the Ordinary Shares offered hereby, the Selling Shareholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from the sales by the Selling Shareholders.

* This figure is an estimate. This Prospectus constitutes part of a Registration Statement on Form S-8 (No. 333-_____), and constitutes an amendment to Registration Statements on Form S-8 previously filed by Triton Energy Corporation (Nos. 2-80978, 33-4042, 33-27203, 33-51691 and 333-08005),
which cover the issuance by the Company of the Ordinary Shares pursuant to the terms of the Plans. This Prospectus covers the resale by the Selling Shareholders of an indeterminate number of Ordinary Shares acquired or that may be acquired by the Selling Shareholders under the Plans, including upon the exercise or conversion of Options that have been or may be granted to the Selling Shareholders pursuant to the Plans.
                              _________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is May __, 1997.

                         AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549 and at the web site (http://www.sec.gov.) maintained by the Commission, and the regional offices of the Commission at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Ordinary Shares of the Company are listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected and copied at the office of the NYSE at 20 Broad Street, New York, New York 10005.

     As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained the Registration Statement on Form S-8, as amended (the "Registration Statement"), of which this Prospectus is a part. For further information with respect to the Company and the Ordinary Shares offered hereby, reference is made to the Registration Statement and the exhibits thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; and while the Company believes the descriptions of the material provisions of such contracts, agreements and other documents contained in this Prospectus are accurate summaries of such material provisions, reference is made to such contract, agreement or other document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

     The Company's principal executive offices are located at Caledonian House, Mary Street, P. O. Box 1043, George Town, Grand Cayman, Cayman Islands, and the Company's telephone number is (345) 949-0050.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the following documents previously filed with the Commission pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997; (iii) the Company's Current Report on Form 8-K dated April 8, 1997; and (iv) the description of the Ordinary Shares contained in the Company's Registration Statement on Form 8-A dated March 25, 1996, as amended by Form 8-A/A, dated August 14, 1996.

     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Ordinary Shares pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Investor Relations, Triton Energy, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206-9926, telephone (214) 691-5200.

         ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

     The Company is a Cayman Islands company, certain of its officers and directors may be residents of various jurisdictions outside the United States and its Cayman Islands counsel, W.S. Walker & Company, are residents of the Cayman Islands. All or a substantial portion of the assets of the Company and of such persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce in United States courts judgments obtained against such persons in United States courts and predicated upon the civil liability provisions of the Securities Act. Notwithstanding the foregoing, the Company has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of securities made hereby in the United States by serving Robert B. Holland, III, c/o Triton Energy Corporation, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206-9926, its United States agent appointed for that purpose. The Company has been advised by its Cayman Islands counsel, W. S. Walker & Company, that there is doubt as to whether Cayman Islands courts would enforce (a) judgments of United States courts obtained in actions against such person or the Company that are predicated upon the civil liability provisions of the Securities Act or (b) in original actions brought against the Company or such persons predicated upon the Securities Act. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to that nation's policy.


                               USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Ordinary Shares offered hereby.

                             SELLING SHAREHOLDERS

     Pursuant to the terms of certain of the Plans, the Board of Directors of the Company, or a Committee appointed by the Board will determine from time to time (i) the individuals, from among the Company's full time employees and key advisors, including directors, to whom Ordinary Shares will be issued or Options will be granted pursuant to the Plans, (ii) the number of Ordinary Shares to be issued or covered by any such Option and (iii) the purchase price of Ordinary Shares subject to any such Option, which may be equal to or greater than the fair market value of the Ordinary Shares on the date of grant.

     Set forth below, as of April 30, 1997, are the names of each Selling Shareholder, the number of Shares that could be offered for resale by such Selling Shareholder pursuant to this Prospectus, and the number of Ordinary Shares to be owned by such Selling Shareholder upon completion of the offering if all such Shares were sold. To the extent required by the Securities Act, the information relating to the Selling Shareholders will be updated by Prospectus Supplement.





                                      ORDINARY SHARES
                      OWNERSHIP OF     THAT COULD BE       OWNERSHIP OF
                       ORDINARY     OFFERED FOR SELLING   ORDINARY SHARES
                     SHARES PRIOR     SHAREHOLDERS'        IF ALL SHARES
    NAME(1)          TO OFFERING(2)       ACCOUNT            ARE SOLD(2)
-------------------  --------------  -------------------  ----------------
E. E. Cook                  100,199               91,000             9,199
N. G. De'Ath                340,231              340,231                 0
S. R. Erikson                46,000               46,000                 0
T. G. Finck                 868,865              840,616            28,249
J. E. Hendricks              94,135               91,000             3,135
R. B. Holland, III          486,280              467,357            18,923
F. S. Hudson                209,330               76,000           133,330
J. R. Huff                   47,000               46,000             1,000
T.P. Kellogg, Jr.            16,500               16,000               500
J. P. Lewis                  96,090               91,000             5,090
M. E. McMahon                64,000               61,000             3,000
P. Rugg                     443,878              433,108            10,770
A. E. Turner                184,009              183,608               401
E. D. Williamson             49,400               46,000             3,400


__________________

(1) The Selling Shareholders are directors and/or executive officers of the Company.

(2) Includes all Ordinary Shares issuable upon exercise of stock options and conversion of debentures issued to the Selling Shareholders pursuant to the Plans, whether or not currently exercisable or convertible, and all shares held for the account of the Selling Shareholders pursuant to the Company's 401(k) Savings Plan and employee stock purchase plan.

                             PLAN OF DISTRIBUTION

     The Ordinary Shares offered hereby may be sold from time to time to purchasers directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer the Ordinary Shares through underwriters, dealers and agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Ordinary Shares for whom they may act as agent. The Selling Shareholders and any underwriters, dealers or agents that participate in the distribution of the Ordinary Shares might be deemed underwriters under the Securities Act, and any profit on the sale of the Ordinary Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The Company, however, understands that the Selling Shareholders do not admit that they are underwriters within the meaning of the Securities Act.

     At the time a particular offer of the Ordinary Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of Ordinary Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

     The Ordinary Shares may be disposed of from time to time in one or more transactions, by sales of the Ordinary Shares or the rights thereto, by the writing of options on the Ordinary Shares, or the granting of pledges thereon, all at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Selling Shareholders may effect these transactions by selling the Ordinary Shares to or through broker-dealers or by pledges of the Ordinary Shares to broker-dealers who may, from time to time, themselves effect distributions of the Ordinary Shares or interests therein. The Company will pay all of the expenses incident to the offering and sale of the Ordinary Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Shareholders related thereto.


                                LEGAL MATTERS

     Certain legal matters in connection with the validity of the Ordinary Shares offered hereby have been passed upon for the Company by its general counsel, Robert B. Holland, III.

                                   EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Certain information with respect to the gas and oil reserves of the Company and its subsidiaries derived from the report of DeGolyer and MacNaughton, independent petroleum engineers, has been incorporated by reference herein in reliance upon such firm as experts with respect to the matters contained therein.


                               INDEMNIFICATION

     The Company is a Cayman Islands company. Article XXXIII of the Company's Articles of Association contains, and the Company and its directors and certain officers have entered into agreements containing, provisions with respect to indemnification of the Company's officers and directors. Such provisions provide that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company shall also advance the expenses of defending any such act, suit or proceeding to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise. The Articles of Association also provide that except under certain circumstances, directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duties as a director.

     The Companies Law (1995 Revision) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, the application of basic principles and certain Commonwealth case law which is likely to be persuasive in the Cayman Islands, would indicate that indemnification is generally permissible except in the event that there had been fraud or willful default on the part of the officer or director or reckless disregard of his duties and obligations to the Company.

     Directors and officers of the Company are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy. Subject to applicable policy terms, conditions and exclusions, coverage is afforded for any loss that the insureds become legally obligated to pay by reason of any claim or claims first made against the insureds or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insureds prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insureds while acting in their individual or collective capacities as directors or officers of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No  dealer,  salesman  or  other
person  has  been  authorized
to  give  any information  or
to make any representation not
contained in this Prospectus in
connection  with  the offering
made hereby. If given or made,
such information or  representation
must  not  be relied upon as having                     TRITON ENERGY LIMITED
been authorized by the Company.
Neither  the delivery of this
Prospectus nor any sale made hereunder
shall  under  any  circumstances
create  any implication that the
information contained  herein  is
correct  as of any time subsequent
to the date hereof. This  Prospectus
does not constitute an offer to sell
or a solicitation of an offer to buy
any securities in any jurisdiction
to any person to whom it would be
unlawful  to  make  such  an offer
or solicitation in such jurisdiction.

       __________________

       TABLE OF CONTENTS                                 ORDINARY SHARES

                                                       __________________



                                        PAGE
Available Information                      2
Incorporation of Certain  Documents
    Documents by Reference                 2
Eenforceability of Civil Liabilities
     against Foreign Persons               3
Use of Proceeds                            3
Selling Shareholders                       4               PROSPECTUS
Plan of Distribution                       5
Legal Matters                              6
Experts                                    6            __________________
Indemnification                            6
                                                          May 16, 1997





                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  3.    INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents or specified portions thereof, which have been filed by Triton Energy Limited, a Cayman Islands company (the "Company"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (i)      Annual Report on Form 10-K for the year ended December 31, 1996;

     (ii) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;

     (iii)    Current  Report  on  Form  8-K  dated  April  8, 1997; and

     (iv) The description of Ordinary Shares contained in the Registration Statement on Form 8-A dated March 25, 1996, as amended by Form 8-A/A, dated August 14, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the Ordinary Shares ("Shares") offered hereunder have been sold or which deregisters all of such Shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.    DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.    INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Certain legal matters in connection with the validity of the Shares to be offered hereby have been passed upon for the Company by its general counsel, Robert B. Holland, III.

ITEM  6.    INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  7.    EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.    EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit No.     Description of Exhibit





 4.1  Memorandum of Association of the Company .(1)
 4.2  Articles of Association of  the Company.(1)
 4.3  Specimen Certificate of Ordinary Shares, $0.01 par value, of the Company.(2)
 4.4  Rights Agreement dated as of March 25, 1996, between Triton Energy Limited and Chemical Bank, as Rights Agent, including as Exhibit A thereto Resolutions establishing the Series A Junior Participating Preference Shares.(1)
 4.5  Resolutions Authorizing the Company's 5% Convertible Preference Shares. (3)
 4.6  Amendment No. 1 to Rights Agreement dated as of August 2, 1996, between
      Triton Energy Limited and Chemical Bank, as Rights Agent. (4)
 5.1  Opinion of Robert B. Holland, III.(5)
23.1  Consent of Price Waterhouse LLP.(5)
23.2  Consent of DeGolyer and MacNaughton.(5)
23.3  Consent of Robert B. Holland, III (included in his opinion filed as Exhibit 5.1 to this Registration Statement).(5)
  24  Power of Attorney (included in the signature page of this registration statement).(5)
  25  None
  27  None
  28  None





(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 333-08005) and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's Registration Statement on Form 8-A dated March 25, 1996 and incorporated herein by reference.
(3) Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-923) and incorporated herein by reference.
(4) Previously filed as an exhibit to the Company's Registration Statement on Form 8-A/A (Amendment No. 1) dated August 14, 1996 and incorporated herein by reference.
(5) Filed  herewith.


ITEM  9.    UNDERTAKINGS.

     (a)          The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification  is  against  public  policy  as  expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              POWER OF ATTORNEY

          Each person whose signature appears below authorizes Thomas G. Finck, Robert B. Holland, III and Peter Rugg, and each of them, each of whom may act without joinder of the others, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 15, 1997.


                                           TRITON  ENERGY  LIMITED



                                       By:  /s/  Robert  B.  Holland,  III
                                            Robert  B.  Holland,  III
                                            Senior  Vice  President


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signatures               Title                    Date



/s/ Thomas G. Finck       Chairman of the Board and Chief   May 15,  1997
     Thomas  G.  Finck    Executive Officer



/s/ Peter Rugg            Senior Vice President and          May 15, 1997
    Peter  Rugg           Chief Financial Officer
                          (Principal Accounting and Financial
                          Officer)



/s/ John P. Lewis         Director                          April 24, 1997
    John  P.  Lewis



/s/ Michael E. McMahon    Director                          April 22, 1997
    Michael  E.  McMahon



/s/ Ernest E. Cook        Director                          April 28, 1997
    Ernest  E.  Cook



/s/ Sheldon R. Erikson    Director                          April 24, 1997
    Sheldon  R.  Erikson



/s/ Jesse E. Hendricks    Director                          April 18, 1997
    Jesse  E.  Hendricks



/s/ Fitzgerald S. Hudson  Director                          April 24, 1997
    Fitzgerald  S.  Hudson



/s/ Thomas P. Kellogg, Jr. Director                         April 29, 1997
    Thomas  P.  Kellogg,  Jr.



 /s/ John R. Huff           Director                        April 22, 1997
     John  R.  Huff



/s/ Edwin D. Williamson     Director                        April 29, 1997
    Edwin  D.  Williamson

                              INDEX TO EXHIBITS

Exhibit No.     Description of Exhibit





 4.1  Memorandum of Association of the Company .(1)
 4.2  Articles of Association of  the Company.(1)
 4.3  Specimen Certificate of Ordinary Shares, $0.01 par value, of the Company.(2)
 4.4  Rights Agreement dated as of March 25, 1996, between Triton Energy Limited and Chemical Bank, as Rights Agent, including as Exhibit A thereto Resolutions establishing the Series A Junior Participating Preference Shares.(1)
 4.5  Resolutions Authorizing the Company's 5% Convertible Preference Shares. (3)
 4.6  Amendment No. 1 to Rights Agreement dated as of August 2, 1996, between
      Triton Energy Limited and Chemical Bank, as Rights Agent. (4)
 5.1  Opinion of Robert B. Holland, III.(5)
23.1  Consent of Price Waterhouse LLP.(5)
23.2  Consent of DeGolyer and MacNaughton.(5)
23.3  Consent of Robert B. Holland, III (included in his opinion filed as Exhibit 5.1 to this Registration Statement).(5)
  24  Power of Attorney (included in the signature page of this registration statement).(5)
  25  None
  27  None
  28  None





(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 333-08005) and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's Registration Statement on Form 8-A dated March 25, 1996 and incorporated herein by reference.
(3) Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-923) and incorporated herein by reference.
(4) Previously filed as an exhibit to the Company's Registration Statement on Form 8-A/A (Amendment No. 1) dated August 14, 1996 and incorporated herein by reference.
(5) Filed  herewith.